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                                   EXHIBIT 23
                         CONSENT OF ARTHUR ANDERSEN LLP




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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    -----------------------------------------


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated May 13, 1999 on the financial statements and schedules of The Savings Bank of Manchester Savings Plan included in Connecticut Bancshares, Inc.'s form 11-K dated April 5, 2000.

We further consent to the incorporation by reference in this registration statement of our report dated January 15, 1999 (except for Note 14 of Notes to Consolidated Financial Statements as to which the date is October 26, 1999) on the consolidated financial statements of Connecticut Bankshares, M.H.C. and subsidiary included in Connecticut Bancshares, Inc.'s registration statement on Form S-1 dated January 12, 2000.


                                                ARTHUR ANDERSEN LLP


                                                /s/ Arthur Andersen LLP
                                                -------------------------------
                                                    Arthur Andersen LLP


Hartford, Connecticut
April 5, 2000